As filed with the Securities and Exchange Commission on February 7, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Lane Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	27-2859071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Term Preferred Shares, 6.25% Series 2027,
$0.01 par value per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-225462

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

The description of the Term Preferred Shares, 6.25% Series 2027, par value $0.01 per share (the “Preferred Stock”), of Oxford Lane Capital Corp., a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series 2027 Term Preferred Stock” in the prospectus supplement filed pursuant to Rule 497 (the “Prospectus Supplement”) under the Securities Act of 1933, as amended, in the form in which it was filed on February 6, 2020 with the Securities and Exchange Commission. The Prospectus Supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-225462), which was most recently declared effective by the Securities and Exchange Commission on July 19, 2019. The Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

3.1	Articles of Amendment and Restatement of Oxford Lane Capital Corp.*

3.2	Second Amended and Restated By-Laws of Oxford Lane Capital Corp.****

3.3	Amendment to the Articles of Amendment and Restatement of Oxford Lane Capital Corp. Increasing Authorized Shares, dated January 31, 2020.*****

3.4	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 7.50% Series 2023, Appendix B thereto relating to the Term Preferred Shares, 6.25% Series 2027 and Appendix C thereto relating to the Term Preferred Shares, 6.75% Series 2024.*****

4.1	Specimen 7.50% Series 2023 Term Preferred Stock Certificate***

4.2	Specimen 6.75% Series 2024 Term Preferred Stock Certificate**

4.3	Specimen 6.25% Series 2027 Term Preferred Stock Certificate*****

*	Incorporated by reference to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (File No. 333-167803), filed on November 30, 2010.

**	Incorporated by reference to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form N-2 (File No. 333-205405), filed on June 7, 2017.

***	Incorporated by reference to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 (File No. 333-183228), filed on June 14, 2013.

****	Incorporated by reference to Exhibit 99.77(Q)(1)(a) to the Registrant’s annual report on Form NSAR-A filed on November 9, 2017.

*****	Incorporated by reference to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form N-2 (File No. 333-225462), filed on February 7, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 7, 2020

OXFORD LANE CAPITAL CORP.

By:	/s/ Saul B. Rosenthal
Name: Saul B. Rosenthal
Title: President